UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2014

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter St.
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of AMAG Pharmaceuticals, Inc. (the “Company”), filed with the U.S. Securities and Exchange Commission on September 8, 2014, related to the election of John Fallon, M.D. to the Company’s Board of Directors (the “Board”). At the time of his election to the Board, no determination had been made regarding the committees of the Board on which Dr. Fallon would serve. This Amendment is being filed to report Dr. Fallon’s committee assignments.

On December 9, 2014, the Board appointed Dr. Fallon to the Company’s Compensation Committee, effective immediately. Following Dr. Fallon’s appointment, the members of the Compensation Committee are Barbara Deptula, Dr. Fallon, Lesley Russell, MB.Ch.B., MRCP (Chair) and Gino Santini.

Also on December 9, 2014, the Board appointed Dr. Fallon to the Company’s Nominating and Corporate Governance Committee, effective immediately. Following Dr. Fallon’s appointment, the members of the Nominating and Corporate Governance Committee are Dr. Fallon, Robert J. Perez (Chair) and Davey S. Scoon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Scott B. Townsend
Scott B. Townsend General Counsel and Senior Vice President of Legal Affairs

Date: December 11, 2014